UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 23, 2008
Crown Crafts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7604	58-0678148

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification
Incorporation)		No.)

916 South Burnside Avenue, Gonzales, LA		70737

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangement of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Press Release

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangement of Certain Officers.
     On September 23, 2008, Crown Crafts, Inc. (the “Company”) issued a press release announcing the appointment as of that date of Olivia W. Elliott as Vice President and Chief Financial Officer of the Company. Additionally, the Company announced that its former Vice President and Chief Financial Officer, Amy Vidrine Samson, will remain with the Company as Vice President and Chief Accounting Officer. Ms. Samson recently notified the Company that she desired to step down from her role as Vice President and Chief Financial Officer to balance her career and personal goals.
     Ms. Elliott, who is 39, has served as the Company’s Secretary and Treasurer since November 2001. She began her career in public accounting in 1991 with Deloitte & Touche LLP, where she worked for more than three years, after which she worked for seven years in finance and treasury functions with two public companies.
     The terms of employment agreed to by the Company and Ms. Elliott provide that Ms. Elliott will be employed for an initial period of one year at an initial base salary of $200,000. At this time, the parties have not finalized an employment agreement memorializing the foregoing terms.
     A copy of the Company’s press release regarding Ms. Elliott’s appointment is attached as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated September 23, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
By:	/s/ E. Randall Chestnut
E. Randall Chestnut,
President and Chief Executive Officer

Dated: September 23, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated September 23, 2008.